Exhibit 10.5

Loan No.: 100016907

PROMISSORY NOTE

$1,625,000.00 (U.S.)	December 15, 2016

FOR VALUE RECEIVED, the undersigned (individually and collectively, “Borrower”), jointly and severally, promise to pay to the order of JPMORGAN CHASE BANK, N.A. at P.O. Box 650528, Dallas, Texas 75265-0528, or at such other place as the holder of this Note (“Lender”) may from time to time designate in writing, the sum of $1,625,000.00 in lawful money of the United States, with interest thereon from the date of disbursement by Lender (whether into escrow or otherwise) until paid at the rates set forth below.

Except as otherwise provided in the remainder of this paragraph, interest for each full calendar month during the term of this Note will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each (“30/360 Basis”). Interest for the calendar month in which Lender funds the loan evidenced by this Note (the “Funding Month”), and interest for any partial month in which this Note is paid in full, will be calculated on the basis of a 360-day year and the actual number of days elapsed (“Actual/360 Basis”). The Monthly Payment Amounts (as defined below) will be calculated on a 30/360 Basis. Notwithstanding the foregoing, if the Initial Monthly Payment Date (as defined below) is in the calendar month immediately following the Funding Month: (a) interest for the Funding Month will be calculated on a 30/360 Basis; and (b) any interest for the portion of the month prior to the date on which the loan evidenced by this Note is funded that is credited to Borrower at the closing of such loan will be calculated on an Actual/360 Basis. In this Note, the term “per annum” means a year deemed to be comprised of 360 days. The amount of interest calculated on an Actual/360 Basis exceeds the amount of interest calculated on a 30/360 Basis or on the basis of a 365 or 366 day year.

1. Initial Interest Rate.

The per annum interest rate hereunder (the “Note Rate”) shall initially be 3.11000%, subject to adjustment on and after the Initial Interest Adjustment Date as provided in Section 2 below.

2. Interest Rate Adjustments.

(a) Interest Adjustment Date. Beginning on January 1, 2020 (the “Initial Interest Adjustment Date”), and on the same day of every sixth month thereafter, the Note Rate shall be adjusted as provided below. Each date on which the Note Rate is to be adjusted as provided in this Note is referred to as an “Interest Adjustment Date.”

(b) Note Rate Determination. Beginning with the Initial Interest Adjustment Date, and on every Interest Adjustment Date thereafter, the Note Rate will be adjusted as follows:

(i) A new Note Rate will become effective on each Interest Adjustment Date. Lender will calculate the new Note Rate by adding 2.25000% (the “Margin”) to the Current Index for that Interest Adjustment Date; provided that the Note Rate will never increase or decrease on any single Interest Adjustment Date by more than one percentage point (1.00%) from the immediately preceding Note Rate except (A) for the first adjustment if the Initial Interest Adjustment Date is more than 12 months after the date of this Note and (B) as set forth in Section 9 below. Subject to the limits stated in Section 2(b)(ii) below, this amount will be the Note Rate until the next Interest Adjustment Date.

(ii) Except as set forth in Section 9 below, the Note Rate will never be greater than 9.50000% per annum.

(iii) If for any reason Lender fails to make an adjustment to the Note Rate or the Monthly Payment Amount as described in this Note, regardless of any notice requirement, Lender may, upon discovery of such failure, then make such adjustment as if it had been made on time. Borrower agrees not to hold Lender responsible for any damages that may result from Lender’s failure to make the adjustment and to allow Lender, at its option, to apply any excess monies that Borrower may have paid to partial prepayment of the unpaid principal balance of this Note, provided that such prepayment shall not be subject to any Prepayment Premium provided for in any addendum to this Note.

Loan No.: 100016907

(c) Definitions. As used herein, the following terms shall have the meanings set forth below:

“LIBOR Rate” for any London Banking Day means the rate for borrowed funds in the interbank market in London in United States dollars for maturities of six months, rounded to the nearest one-thousandth of one percentage point (0.001%), as determined at approximately 11:00 a.m. London time on that day. Such rate shall be determined by Lender based upon the London Interbank Offered Rate as administered by the ICE Benchmark Administration (or any other entity that takes over administration of such rate for United States dollars). Any LIBOR Rate less than zero shall be deemed to be zero for purposes of this Note.

“Index” for any London Banking Day means the LIBOR Rate for such day.

“London Banking Day” means any day (i) that is not a Saturday or Sunday and (ii) on which commercial banks are generally open for business (including dealings in foreign exchange and foreign currency deposits) in London, England and dealings are carried on in the London interbank market.

“Current Index” for any specified date means the Index for two (2) London Banking Days before such date.

(d) Illegality; Unavailability of LIBOR Rate.

(i) If in the reasonable judgment of Lender (A) it shall become unlawful for Lender to obtain funds in the London interbank market or to continue to fund or maintain principal amounts bearing interest at rates determined by reference to the LIBOR Rate; or (B) because of conditions in the relevant money markets, the LIBOR Rate will not adequately reflect the cost to Lender of making, funding or maintaining the principal amount of this Note; or (C) the LIBOR Rate is no longer available or is no longer calculated or reported on a basis reasonably comparable to the basis on which it is calculated and reported on the date of this Note, then, in any such event, Lender shall choose a new index that reasonably reflects the cost to Lender of making, funding or maintaining the principal amount of this Note, and such new index shall then be the Index. Lender shall give Borrower notice of such choice.

(ii) For purposes of this Note, all determinations hereunder may, in the reasonable discretion of Lender, be made as if Lender had actually funded and maintained the principal balance hereof through the purchase of deposits having successive terms of six months each, extending from one Interest Adjustment Date to the next, and bearing interest at a rate equal to the Index rate during each such period.

3. Monthly Payments.

Beginning on February 1, 2017 (the “Initial Monthly Payment Date”) and on the same day of each and every calendar month thereafter throughout the term of this Note (the “Monthly Payment Dates”).

Loan No.: 100016907

Borrower shall make monthly payments of principal and interest (the “Monthly Payment Amounts”) to Lender as provided below. Each Monthly Payment Amount will be calculated on the basis of an amortization period (the “Amortization Period”) of 360 months ending on the date that is that number of months after the day that is one month before the Initial Monthly Payment Date.

(a) Beginning on February 1, 2017 the Monthly Payment Amount shall be $6,947.85 for each month prior to the Initial Payment Change Date (as defined in subparagraph (b) below).

(b) The Monthly Payment Amount shall be adjusted beginning on February 1, 2020 (the “Initial Payment Change Date”), and on the same day of every sixth month thereafter (each, together with the Initial Payment Change Date, a “Payment Change Date”), to an amount sufficient to fully repay the unpaid principal balance of this Note, together with interest at the Note Rate as most recently adjusted prior to the applicable Payment Change Date, by the end of the Amortization Period in substantially equal installments.

4. Maturity.

Any and all remaining unpaid principal of and interest on this Note shall be due and payable in full on January 1, 2047 (the “Maturity Date”).

5. Application of Payments.

(a) So long as no Event of Default (as used in this Note, the terms “Event of Default” and “Default” have the meanings given to those terms in the Security Instrument described in Section 8) exists, payments under this Note and the Loan Documents (as defined in the Security Instrument) shall be applied: (a) first, to the payment of accrued interest; (b) second, at the option of Lender, to the payment of any other amounts owing under this Note or secured by the Security Documents (as defined below), other than accrued interest and principal, including, but not limited to advances Lender may have made for attorneys’ fees or for taxes, assessments, insurance premiums, or other charges on any property given as security for this Note and late charges due hereunder; and (c) third, to the reduction of principal of this Note. After the occurrence and during the continuance of an Event of Default, Lender may apply such payments to the obligations secured by the Security Instrument in such manner as it may elect in its sole discretion.

(b) Payments on this Note and the other Loan Documents are deemed received by Lender when received at the location designated in this Note or at such other location as may be designated by Lender by written notice to Borrower. Lender may return any payment or partial payment if it is insufficient to bring the loan evidenced by this Note current. Lender may accept any payment that is insufficient to bring such loan current, without waiver of any rights under this Note or the other Loan Documents or prejudice to its rights to refuse any such insufficient payments in the future, but Lender is not obligated to apply such payments at the time such payments are accepted. If each Monthly Payment Amount is applied as of its scheduled due date, then Lender need not pay Interest on unapplied funds. Lender may hold such unapplied funds until Borrower makes payment to bring the loan evidenced by this Note current. If Borrower does not bring the loan evidenced by this Note current, Borrower hereby authorizes Lender to either apply such funds in accordance with the terms of this Note or return them to Borrower, at Lender’s sole discretion. No offset or claim that Borrower might have now or in the future against Lender will relieve Borrower from making payments due under this Note and the other Loan Documents or performing the covenants and agreements secured by the Security Instrument.

Loan No.: 100016907

6. Prepayment.

Borrower may prepay its obligation under this Note only if, to the extent and on the terms and subject to the conditions set forth in an addendum to this Note attached hereto and incorporated herein by this reference. No partial prepayment of this Note shall change the date or amount of any subsequent monthly payment required under the terms of this Note prior to payment in full of all amounts owing under this Note unless otherwise agreed in writing by Lender in its sole discretion.

7. Late Charge.

If any amount payable under this Note is not paid within 15 days after the due date thereof, Borrower shall pay a late charge of 5% of the delinquent amount as liquidated damages for the extra expense in handling past due payments; provided, however, that no such late charge shall be payable with respect to any balloon payment due on the Maturity Date. Any late charge payable under this section is in addition to any interest payable at the Default Rate (as defined below).

8. Security.

This Note is secured by a deed of trust, security agreement, assignment of leases and rents, and fixture filing or a mortgage, security agreement, assignment of leases and rents, and fixture filing or a similar security instrument (the “Security Instrument”) dated the date of this Note and encumbering the real property described in the Security Instrument. The Security Instrument and any and all other documents securing this Note are collectively referred to as the “Security Documents”; provided, however, that “Security Documents” specifically shall not mean and shall not include the certificate and indemnity agreement regarding hazardous substances being delivered concurrently herewith to Lender by Borrower (the “Indemnity Agreement”). The real property and the other collateral provided for in the Security Documents are collectively referred to as the “Property.” Notwithstanding anything to the contrary in this Note or the Security Documents, this Note shall not evidence Borrower’s obligations under the Indemnity Agreement and nothing contained in this Note or the Security Documents shall be deemed to limit or expand Borrower’s obligations under such Indemnity Agreement. All of such obligations (and all substantial equivalents of such obligations) shall constitute the separate, unsecured recourse obligations of Borrower and shall not be deemed to be evidenced by this Note or secured by the Security Documents.

9. Default; Remedies.

If any amount payable under this Note is not paid within 15 days after the date when due or if any other Event of Default occurs and is continuing, then, at the option of Lender, the entire indebtedness evidenced hereby shall become immediately due and payable. Upon the occurrence of an Event of Default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafter bear interest at a variable rate, adjusted at the times at which the Note Rate would otherwise have been adjusted pursuant to Section 2, of 5% per annum above the Note Rate that would have been applicable from time to time had there been no Event of Default (the “Default Rate”) until all Events of Default are cured. Failure to exercise any option granted to Lender hereunder shall not waive the right to exercise the same in the event of any subsequent Event of Default. Interest at the Default Rate shall commence to accrue upon the occurrence of any Event of Default, including the failure to pay this Note at maturity. Any judgment against Borrower pursuant to this Note or the Security Documents will bear interest at the Default Rate.

Loan No.: 100016907

10. Attorneys’ Fees.

In the event of any Default, or in the event that any dispute arises relating to the interpretation, enforcement, or performance of this Note, Lender shall be entitled to collect from Borrower on demand, subject to the terms of the Security Instrument, all fees and expenses incurred in connection therewith (whether incurred before or after judgment), including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators, and court reporters. Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals; (b) bankruptcy or other insolvency proceedings of Borrower, any guarantor or other party liable for any of the obligations of this Note or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) postjudgment collection proceedings; (e) all claims, counterclaims, cross-claims, and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

11. Business Purpose.

Borrower represents that the loan evidenced by this Note and secured by the Security Instrument is solely for business or commercial purposes, and is not for personal, family, household or agricultural purposes.

12. Miscellaneous.

(a) Every person or entity who signs this Note or is at any time liable for the payment of the indebtedness evidenced hereby (each an “Obligor”) waives presentment for payment, demand, and notice of nonpayment of this Note. Every Obligor further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor. Any such extension or release may be made without notice to any Obligor and without discharging the liability of any Obligor.

(b) Each Obligor is absolutely, unconditionally, jointly and severally liable for the full repayment of the entire indebtedness evidenced hereby and the full performance of each and every obligation contained in the Loan Documents as a principal and not as a surety; provided, however, that if, but only if, a Nonrecourse/Limited Liability Addendum to Promissory Note is attached to and incorporated into this Note, such liability will be limited as provided in such Addendum.

(c) The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.

(d) Time is of the essence under this Note and in the performance of every term, covenant and obligation contained herein.

(e) This Note is made with reference to and is to be construed in accordance with the laws of the state where the Property is located.

Loan No.: 100016907

(f) Notwithstanding any contrary provision of applicable law, each general partner in any partnership that is a party hereto, agrees that Lender need not exhaust the partnership assets of such partnership before executing upon the assets of such general partner in satisfaction of the obligations evidenced hereby or by any other document, instrument or agreement entered into by such partnership in connection with the loan evidenced by this Note, but may execute upon such general partner’s assets prior to, at the same time as, or after executing upon the partnership assets of such partnership. Each such general partner shall be jointly and severally liable for such obligations with all other persons and entities liable therefor.

(g) If Lender at any time discovers that this Note or any other Loan Document contains an error that was caused by a clerical error, calculation error, computer error, printing error or similar error, Borrower shall, upon demand by Lender re-execute any such documents as are necessary or appropriate to correct any such error and Lender shall have no liability to Borrower or any other person or entity as a result of such error. If this Note or any other Loan Document is lost, stolen, mutilated or destroyed (and, in the case of any such event regarding this Note, Lender delivers to Borrower an indemnification agreement reasonably indemnifying Borrower against any loss or liability resulting therefrom), Borrower will execute and deliver (and will cause guarantors and other parties to such document, as applicable, to execute and deliver) to Lender a replacement thereof in form and content identical to the original document except for the correction of such error.

(h) For Borrower’s convenience, Lender will provide Borrower with billing statements or invoices with respect to amounts due to Lender under this Note or the other Loan Documents (“Billing Statements”). If Borrower pays the full amount indicated on a Billing Statement on or before the due date indicated on such Billing Statement, Borrower will not be in default of payment with respect to the billing period indicated on such Billing Statement; provided, that acceptance by Lender of any payment that is less than the total amount actually due at that time (including, but not limited to, any past due amounts) shall not constitute a waiver of Lender’s right to receive payment in full at another time.

DATED as of the day and year first above written.

RRE Payne Place Holdings, LLC, a Delaware limited liability company

(SEAL)

By:	Alan F. Feldman, Chief Operating Officer and President

Loan No.: 100016907

ADDENDUM TO PROMISSORY NOTE

(Interest Rate Floor)

This Addendum is attached to, incorporated into and forms an integral part of, the Promissory Note dated December 15, 2016 made by the undersigned in favor of JPMorgan Chase Bank, N.A. as if the following terms and provisions were set forth in full in the body thereof:

Notwithstanding anything to the contrary contained elsewhere in this Note, in no event shall the Note Rate be less than 2.50000% per annum at any time on or after the Initial Interest Adjustment Date.

DATED as of the date of the Note to which this Addendum is attached.

RRE Payne Place Holdings, LLC, a Delaware limited liability company

(SEAL)

By:	Alan F. Feldman, Chief Operating Officer and President

Loan No.: 100016907

PREPAYMENT ADDENDUM TO PROMISSORY NOTE

(3-2-1 Prepayment Premium)

This Addendum is attached to, incorporated into and forms an integral part of, the Promissory Note dated December 15, 2016 made by the undersigned in favor of JPMorgan Chase Bank, N.A. as if the following terms and provisions were set forth in full in the body thereof:

1. Prepayment During First Three Loan Years. Borrower may, upon thirty (30) days’ prior written notice to Lender, prepay its obligation under this Note in full or in part during the first three Loan Years (as defined below), but only upon payment of a prepayment premium (the “Prepayment Premium”) as follows: (a) during the first Loan Year, the Prepayment Premium will be three percent (3.00%) of the amount prepaid; (b) during the second Loan Year, the Prepayment Premium will be two percent (2.00%) of the amount prepaid; and (c) during the third Loan Year, the Prepayment Premium will be one percent (1.00%) of the amount prepaid. As used herein, “Loan Year” shall mean each successive twelve-month period commencing with the first day of the calendar month immediately preceding the calendar month in which the Initial Monthly Payment Date occurs; provided, however, that the first Loan Year shall also include any period of time between the date of this Note and such day.

2. Prepayment After the First Three Loan Years. After the end of the third Loan Year, Borrower may, upon thirty (30) days’ prior written notice to Lender, prepay its obligation under this Note in full or in part without payment of a Prepayment Premium.

3. Provisions Applicable to All Prepayments. Borrower expressly waives any right to prepay this Note except as provided in this Addendum. Therefore, if the maturity of this Note is accelerated for any reason, including, without limitation, the occurrence of any Event of Default, including without limitation an Event of Default under Section 4.13 of the Security Instrument, then any subsequent tender of payment of this Note, including any redemption following foreclosure of the Security Instrument, shall constitute an evasion of the restrictions on prepayment set forth herein and shall be deemed a voluntary prepayment. Accordingly, Lender may impose as a condition to accepting any such tender, and may bid at any sheriff’s or trustee’s sale under the Security Instrument, and/or include in any complaint for judicial foreclosure or any claim in bankruptcy, as part of the indebtedness evidenced by this Note and secured by the Security Instrument, the Prepayment Premium that would have otherwise been payable hereunder for prepayment of this Note occurring on the date of such acceleration. The Prepayment Premium will not be payable for prepayment of this Note made with insurance or condemnation proceeds if Lender requires those proceeds to be applied to payment of this Note pursuant to the terms of the Security Instrument. Notwithstanding the foregoing, if an Event of Default exists on the date of the applicable casualty or condemnation, the Prepayment Premium will be payable. The Prepayment Premium will be payable with respect to any other prepayment made from any collateral for this Note. No partial prepayment of this Note shall change the date or amount of any subsequent monthly payment required under the terms of this Note prior to payment in full of all amounts owing under this Note unless otherwise agreed in writing by Lender in its sole discretion.

Acceptance by Lender of any one or more prepayments without concurrent payment of any applicable Prepayment Premium or other amount provided for above will not constitute a waiver of Lender’s right to require payment of any Prepayment Premium or other amount provided for above.

Loan No.: 100016907

Borrower acknowledges that: (a) it is a knowledgeable real estate investor, (b) it fully understands the effect of the waivers set forth in this Addendum, (c) the making of the loan evidenced by this Note at the interest rates set forth in this Note is sufficient consideration for such waivers, and (d) Lender would not make the loan evidenced by this Note without such waivers.

Borrower acknowledges that any statement made by Lender setting forth the amount of the Prepayment Premium shall only be binding upon Lender if such statement is made in writing and that the amount of the Prepayment Premium set forth in such statement is subject to change and is valid only for the date of such statement.

DATED as of the date of the Note to which this Addendum is attached.

RRE Payne Place Holdings, LLC, a Delaware limited liability company

(SEAL)

By:	Alan F. Feldman, Chief Operating Officer and President

Loan No.: 100016907

NONRECOURSE/LIMITED LIABILITY ADDENDUM TO PROMISSORY NOTE

This Addendum is incorporated into and forms an integral part of, the Promissory Note dated December 15, 2016, made by the undersigned in favor of JPMorgan Chase Bank, N.A. as if the following terms and provisions were set forth in full in the body thereof (the “Note”).

Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given to those terms in the main body of the Note or in the Security Instrument, as applicable. When used in this Addendum, the following terms shall have the meanings set forth below:

“Guarantor” means any guarantor of all or any part of the Loan.

“Loan” means the loan evidenced by the Note.

1. Except as provided in this Addendum, and any guaranty of the indebtedness evidenced by this Note, the Property shall be the sole recourse of Lender in the event of an Event of Default and that the liability of Borrower (and, if Borrower is a partnership, its general partners) for any amounts due under the Note and/or under the Security Documents is limited to the interest of Borrower and its general partners in the Property.

2. Lender may join Borrower (and, if Borrower is a partnership, its general partners) as defendants in any legal action it undertakes to enforce its rights and remedies under the Note or under any of the Security Documents, provided that except as otherwise provided in this Addendum, any judgment in such action may be satisfied by recourse only to the Property and not by recourse directly to Borrower or its general partners or by execution on other property or assets of Borrower or its general partners.

3. Lender shall have full recourse against Borrower for: (a) The amount of any income, proceeds or profits (including rents) of the Property and any funds constituting a part of the Property that are, at a time while a Default exists, used for a purpose other than payment of operating expenses for the Property and/or the payment of the Note or other amounts that are secured by the Security Instrument; (b) any condemnation or insurance proceeds, or other similar funds or payments attributable to the Property, that under the terms of the Security Documents should have been paid to Lender but that have not been so paid to Lender; (c) any tenant security deposits, advances or prepaid rents, or other similar sums that have been paid to Borrower or held for the account of Borrower by any other person or entity in connection with the operation of the Property and that have not either been applied or refunded in accordance with the relevant lease or been paid over to Lender; (d) the amount of any loss suffered by Lender as a result of fraud or material misrepresentation by or on behalf of Borrower or any Guarantor in any of the Loan Documents or in connection with the Loan; (e) the amount of any loss suffered by Lender as a result of physical waste by or permitted by Borrower or any Guarantor that has resulted in a diminution in the value of the Property; (f) the amount of any loss suffered by Lender as a result of any Unconsented Transfer; (g) the amount of any loss suffered by Lender as a result of any bad faith attempt by or on behalf of Borrower or any Guarantor to hinder, delay or defeat Lender’s realization on its security for the Note after the occurrence and during the continuance of an Event of Default, including without limitation the filing of any bankruptcy or insolvency proceeding or action to enjoin foreclosure; (h) attorneys’ fees and other costs incurred by Lender in collecting the amounts described in clauses (a) through (i) of this subsection from any Borrower or Guarantor; and (i) interest on the amounts described in clauses (a) through (h) of this subsection at the Default Rate.

Loan No.: 100016907

4. Nothing contained in this Addendum shall: (a) be deemed to be a release or impairment of the lien created by the Security Documents; or (b) limit or otherwise prejudice in any way the rights of Lender to enforce any of its rights and remedies under any of the Security Documents, the Indemnity Agreement or any guaranty of all or any portion of the Loan.

5. The provisions of this Addendum are personal to Borrower and transferees of the Property under Permitted Transfers only, are not transferable or assignable to any other person or entity, and are inapplicable to any other successor or transferee of Borrower as vested or beneficial owner of the Property, whether such other successor or transferee assumes or takes title subject to the Security Documents. As to any such other successor or transferee, the Note shall be fully recourse as if this Addendum had not been entered into.

DATED as of the date of the Note.

RRE Payne Place Holdings, LLC, a Delaware limited liability company

(SEAL)

By:	Alan F. Feldman, Chief Operating Officer and President